Exhibit 5.1

                 PERRY, GUTHERY, HASSES & GESSFOR, P.C., L.L.O.
                        233 South 13 Street, Suite 1400
                            Lincoln, Nebraska 68508
                            Telephone (402) 476-9200
                               Fax (402) 476-0094
                              www.perrylawfirm.com



                                  July 23, 2007



Nelnet, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska  68508

        Re: Registration Statement on Form S-3 for Resale of Shares of Class A Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Nelnet, Inc., a Nebraska corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission"), for the registration of the resale by the selling securityholders listed in the Registration Statement of up to an aggregate of 10,594,178 shares (the "Shares") of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Shares were initially sold by the Company in reliance on Section 4(2) of the Securities Act and may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein pursuant to Rule 415 promulgated by the Commission under the Securities Act.

        In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in, originals and copies, certified or otherwise identified to our satisfaction, of such agreements, documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based upon the foregoing, we are of the opinion that the Shares of Class A Common Stock have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and non-assessable.

        In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska. This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                            Very truly yours,


                                           /s/ Perry, Guthery, Haase
                                                 & Gessfor, P.C., L.L.O.